UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 15, 2025

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

One Lacey Place, Southport, Connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Todd W. Seyfert

On January 15, 2025, Sturm, Ruger & Company, Inc. (“the Company”) entered into an Employment Agreement (the “Agreement”) with Todd W. Seyfert, who will become the President and Chief Executive Officer of the Company on March 1, 2025.

The Agreement provides for: (i) Mr. Seyfert to serve as President and Chief Executive Officer of the Company, (ii) the Company to pay Mr. Seyfert a base salary at a rate of not less than $750,000 per annum, (iii) Mr. Seyfert to be eligible to receive, during the period he serves as Chief Executive Officer of the Company, an annual target cash bonus equal to 100% of his Base Salary (as defined therein), and annual performance equity-based incentive compensation and annual retention equity-based incentive compensation, each equal to 125% of his Base Salary, (iv) Mr. Seyfert to receive up to $345,000 in cash from the Company to compensate Mr. Seyfert for vested or earned incentive compensation with respect to the performance of Mr. Seyfert or his former employer in 2024 that was forfeited by Mr. Seyfert with respect to his prior employment as a result of entering into the Agreement and performing his obligations thereunder, (v) Mr. Seyfert to receive a one-time award of 40,000 RSUs (as defined therein), which shall convert into shares of the Company’s Common Stock on a one-to-one basis when vested, a portion of which shall be subject to time-based vesting and a portion of which shall be subject to performance-based vesting, (vi) if Mr. Seyfert is terminated by the Company without Cause (as defined therein) or if Mr. Seyfert terminates his employment with Good Reason (as defined therein), in each case prior to any Change in Control (as defined therein) of the Company, (a) Mr. Seyfert shall be entitled to receive a lump sum cash payment equal to 18 months of Base Salary, (b) the prorated portion of Mr. Seyfert’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall vest and be paid in accordance with their terms and (c) Mr. Seyfert shall be entitled to continued medical insurance benefits for the period not to exceed 18 months from the date Mr. Seyfert’s employment with the Company terminates, (vii) if a Change in Control occurs and, within 24 months thereafter, if Mr. Seyfert is terminated by the Company without Cause or if Mr. Seyfert terminates his employment with Good Reason, (a) Mr. Seyfert shall be entitled to receive a lump sum cash payment equal to 24 months of Annual Compensation (as defined therein), (b) Mr. Seyfert’s then-outstanding Retention Restricted Stock Unit Awards and Performance Restricted Stock Unit Awards shall fully vest and be paid in a lump sum equal to the cash value of the subject vested shares of Common Stock as of the effective date of such Change in Control and (c) Mr. Seyfert shall be entitled to continued medical insurance benefits for the period not to exceed 24 months from the date Mr. Seyfert’s employment with the Company terminates and (viii) a prohibition against Mr. Seyfert engaging in certain activities that compete or interfere with the Company during his employment with the Company and for 2 years thereafter.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 (above) concerning the appointment of Mr. Seyfert as President and Chief Executive Officer of the Company, effective as of March 1, 2025, and concerning the terms and conditions of the Agreement is hereby incorporated by reference herein (qualified, with respect to the description of the Agreement, in its entirety by reference to the complete terms and conditions of the Agreement, which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference).

Item 8.01	Other Events.

On January 17, 2025, the Company issued a press release announcing the appointment of Todd W. Seyfert as the Company’s next President and Chief Executive Officer, effective March 1, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 15, 2025 by and between Sturm, Ruger, & Company, Inc. and Todd W. Seyfert

99.1	Press release dated January 17, 2025 announcing the appointment of Todd W. Seyfert as the Company’s next President and Chief Executive Officer, effective March 1, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer,
Principal Accounting Officer,
Senior Vice President, Treasurer and
Chief Financial Officer

Dated: January 17, 2025